Schedule 13D
CUSIP No. 09141T 10 7	Page 1 of 6 Pages

EXHIBIT 5

Ravenswood Investment Company, L.P. 52 Vanderbilt Avenue New York New York 10017 212-986-4800
June 16, 2004

VIA FACSIMILE AND UPS NEXT DAY AIR

Robert E. Thrailkill
Chairman of the Board of Directors
Bishop Capital Corporation
716 College View Drive
Riverton, WY 82501

Dear Mr. Thrailkill:

        The Ravenswood Investment Company, LP ("Ravenswood") is the beneficial holder of shares of Common Stock, $.01 par value per share (the "Shares"), of Bishop Capital Corporation (the "Company").  Ravenswood may solicit the Company's shareholders with respect to the Special Meeting of Shareholders of the Company (the "Special Meeting") contemplated by Schedule 14A Preliminary Proxy Statement Amendment No. 4 filed by the Company on June 15, 2004, with the Securities and Exchange Commission or communicate with shareholders of the Company with respect to the solicitation of proxies by the Company at such Special Meeting.  As the Company's proposed solicitation is subject to Rule 13e-3 under the Exchange Act, Ravenswood hereby elects to receive the information set forth below in accordance with Rule 14a-7(b)(1)(i) under the Exchange Act.  For the purpose of communicating with such shareholders for such purposes, Ravenswood hereby demands, pursuant to Rule 14a-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to receive the following records and documents of the Company:

        (a) A complete printed record or list of the holders of the Company's outstanding shares of voting stock (the "Shares"), certified by the Company or its transfer agent(s) and registrar(s), including banks, brokers and similar entities, showing the names and addresses of each holder of the Company's Shares and the number of Shares registered in the name of each such holder.

        (b) A computer disc list of the information set forth in (a) above, together with such computer processing data and instructions as are necessary for Ravenswood to make use of such computer disc.

        (c) All information in the Company's possession, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Shares, including an alphabetical breakdown of any holdings in the respective names of Cede & Co. or any other or similar nominee for the accounts of customers or otherwise.

Schedule 13D
CUSIP No. 09141T 10 7	Page 2 of 6 Pages

        (d) A list or lists containing the name, address and number of Shares attributable to any participant in any Company employee stock ownership plan, stock ownership dividend reinvestment plan, or comparable plan of the Company in which voting decisions with respect to the Shares held by such plan are made, directly or indirectly, individually or collectively, by the participants in the plan, and a computer disc for such list with the same information as in (b) above.

        (e) All information in or which comes into the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the beneficial owners of Shares and a NOBO list and computer disc in descending order balance (such information is readily available to the Company under Rule 14b-1(b) of the Securities Exchange Act of 1934) or such other format as may be currently in the possession of the Company.

        (f) The names of any holder of the Company's Shares at a shared address that have consented to delivery of a single copy of proxy materials to a shared address under Rule 14a-3(e)(1).

        (g) To the extent not already demanded, any computer disc or other medium suitable for use by computer or word processor which contains any or all of the information encompassed by this demand, together with any program, software (other than standard word processing software), manual or other instructions necessary for the practical use of the information demanded by items (a) through (g).

        Ravenswood demands that the foregoing information be current as of the close of business on the date hereof, or as close thereto as possible.

        Ravenswood further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (g) be immediately furnished to it as such modifications, additions or deletions become available to the Company or its agent or representatives through the date of the Special Meeting.

        A copy of the most recently filed amendment of the Schedule 13D of Ravenswood, filed with the Securities and Exchange Commission on May 28, 2004 under the Exchange Act, is enclosed herewith in satisfaction of the requirement of 14a-7(c)(1) under the Exchange Act.

        The affidavit required by Rule 14a-7(c)(2) is also enclosed herewith.

With respect to this demand, Ravenswood is aware of and will comply with its obligations under the provisions of paragraphs (d) and (e) of Rule 14a-7 under the Exchange Act.

        Your attention is also specifically called to Rule 14a-7 under the Exchange Act with respect to the time requirements for your response to this request and the information you must provide.

        Please sign and date the enclosed copy of this letter and return it to the undersigned in the enclosed addressed, postage-paid envelope.

Please contact Robert E. Robotti at (212) 986-4800 or Matthew J. Day, Esq. at (212) 673-0484 to discuss Ravenswood's proposal and how we can move forward on it as soon as possible

Very truly yours,

The Ravenswood Investment Company, L.P.
By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member of Ravenswood
Management Company, L.L.C., which
serves as the General Partner of The
Ravenswood Investment Company, L.P.

Schedule 13D
CUSIP No. 09141T 10 7	Page 3 of 6 Pages

Receipt Acknowledge:

Date

cc: A. Thomas Tenenbaum, Esq. (via fax 720-529-9003 and UPS Next Day Air) Tenenbaum & Kreye LLP
Paul Fischer, Esq. (via fax 202-942-9635 and U.S. Mail) Securities and Exchange Commission, Division of Corporation Finance

Schedule 13D
CUSIP No. 09141T 10 7	Page 4 of 6 Pages

AFFIDAVIT

STATE OF NEW YORK       )
                                                ) ss.:
COUNTY OF NEW YORK   )

            ON THIS 16th day of June, 2004, I, Robert E. Robotti, having been duly sworn according to law, do hereby depose and say:

     1.   I am Managing Member of Ravenswood Management Company, L.L.C., which serves as the General Partner of The Ravenswood Investment Company, L.P. ("Holder"), and am duly authorized to make this affidavit.

     2.   I have read the letter of June 16, 2004, addressed to Robert E. Thrailkill, Chairman of the Board of Directors, Bishop Capital Corporation (the "Company"), a Wyoming corporation, requesting the record of shareholders of the Company (the "Demand"). I have knowledge of the facts stated in the Demand, and they are true and correct to the best of my knowledge, information and belief.

     3.   I am authorized to make the Demand on behalf of Holder, I have executed this Demand, and the Demand is my act and deed.

     4.   Holder is currently the beneficial holder of 47,716 shares of Common Stock of the Company, par value $.01 per share.

     5.   The information requested in the Demand is intended to be used for the purpose of soliciting the Company's shareholders with respect to the Special Meeting of Shareholders of the Company (the "Special Meeting") contemplated by Schedule 14A Preliminary Proxy Statement Amendment No. 4 filed by the Company on June 15, 2004, with the Securities and Exchange Commission or communicating with shareholders of the Company with respect to the solicitation of proxies by the Company at such Special Meeting.

     6.   Holder will not use the information requested in the Demand for any purpose other than to solicit shareholders of the Company with respect to the Special Meeting or communicate with such shareholders with respect to the solicitation of such shareholders by management of the Company, and Holder will not  disclose such information to any person other than employees or agents of the Holder to the extent necessary to effectuate such solicitation  or communication by Holder.

Schedule 13D
CUSIP No. 09141T 10 7	Page 5 of 6 Pages

Very truly yours,

The Ravenswood Investment Company, L.P.
By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member of Ravenswood
Management Company, L.L.C., which
serves as the General Partner of The
Ravenswood Investment Company, L.P.

SWORN TO AND SUBSCRIBED before me this 16 day of June, 2004.
/s/ Daniel Depalma

Notary Public

Daniel DePalma Notary Public, State of New York No. 01DE5024985 Qualified in Nassau County Certificate Filed In New York County Commission Expires March 21, 2006

Schedule 13D
CUSIP No. 09141T 10 7	Page 6 of 6 Pages

[Copy of Statement on Schedule 13D filed with the Securities and Exchange Commission on May 28, 2004 by Robert E. Robotti, Robotti & Company, Incorporated, Robotti & Company, LLC, and The Ravenswood Investment Company, L.P. with respect to the Common Stock, $0.01 par value per share, of Bishop Capital Corporation omitted.]